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                                                                    EXHIBIT 23.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of LifePoint Hospitals, Inc. for the registration of $225,000,000 3.25% Convertible Senior Subordinated Debentures due 2025 and to the incorporation by reference therein of our reports dated March 22, 2005, with respect to the consolidated financial statements of Province Healthcare Company, Province Healthcare Company management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Province Healthcare Company, included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP

Nashville, Tennessee
September 9, 2005